AGREEMENT AND PLAN OF MERGER




                                  BY AND AMONG





                        EMERALD CAPITAL INVESTMENTS, INC.
                             a Delaware Corporation

                                       AND

                             AMERICAN POLYMER, INC.
                               a Utah Corporation

                                                 TABLE OF CONTENTS


ARTICLE I
DEFINITIONS.......................................................................................................2

ARTICLE II
THE MERGER........................................................................................................5
         2.1.  The Merger.........................................................................................5
         2.2.  Effective Time.....................................................................................6
         2.3.  Conversion of American Polymer Securities..........................................................6
         2.4.  Effect of Conversion...............................................................................6
         2.5.  Conversion of Capital Stock of Emerald Merger Sub..................................................7
         2.6.  Exchange of Shares.................................................................................7
         2.7.  Reorganization.....................................................................................7


ARTICLE III
THE SURVIVING CORPORATION AND OTHER MATTERS.......................................................................7
         3.1.  Surviving Corporation..............................................................................7
         3.2.  Articles of Incorporation..........................................................................7
         3.3.  Bylaws.............................................................................................8
         3.4.  Directors and Officers of American Polymer.........................................................8
         3.5.  Effect of Merger...................................................................................8
         3.6   Change of Name.....................................................................................8
         3.7.  Emerald Directors and Officers.....................................................................8
         3.8.  Change of Domicile.................................................................................8


ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF
AMERICAN POLYMER..................................................................................................8
         4.1.    Organization.....................................................................................9
         4.2.    Capitalization...................................................................................9
         4.3.    Reorganization Related Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. 9
         4.4.    Authority Relative to this Agreement............................................................11
         4.5.    Approvals and Consents; Noncontravention........................................................11
         4.6.    Articles of Incorporation and Bylaws............................................................11
         4.7.    Financial Statements............................................................................12
         4.8.    No Undisclosed Material Liabilities.............................................................12
         4.9.    Absence of Certain Changes or Events............................................................13
         4.10.  Litigation and Proceedings.......................................................................14
         4.11.  Compliance with Laws, Rules and Regulations......................................................14
         4.12.  Contracts........................................................................................15
         4.13.  Material Contract Defaults.......................................................................15
         4.14.  Taxes and Tax Returns............................................................................15


         4.15.  Subsidiaries.....................................................................................16
                ------------
         4.16.  Title and Related Matters........................................................................16
                -------------------------
         4.17.  Intellectual Property............................................................................16
                ---------------------
         4.18.  Real Property Leaseholds.........................................................................17
                ------------------------
         4.19.  Accounts Receivables.............................................................................17
                --------------------
         4.20.  Inventory........................................................................................17
                ---------
         4.21.  Insurance........................................................................................17
                ---------
         4.22.  Environmental Matters............................................................................17
                ---------------------
         4.23.  Employees........................................................................................18
                ---------
         4.24.  Certain Payments.................................................................................19
                ----------------
         4.25.  Relationships with Related Persons...............................................................19
                ----------------------------------
         4.26   Brokers..........................................................................................19
                -------
         4.27.  American Polymer Schedules.......................................................................19
                --------------------------
         4.28.  Information......................................................................................20
                -----------


ARTICLE V
REPRESENTATIONS AND WARRANTIES OF EMERALD........................................................................21
         5.1.    Organization....................................................................................21
         5.2.    Capitalization..................................................................................21
         5.3.    Reorganization Related Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         5.4.    Authority Relative to this Agreement............................................................23
         5.5.    Approvals and Consents; Noncontravention........................................................24
         5.6.    Articles of Incorporation and Bylaws............................................................24
         5.7.    Financial Statements............................................................................25
         5.8.    Undisclosed Material Liabilities................................................................25
         5.9.    Absence of Certain Changes of Events............................................................26
         5.10.  Litigation and Proceedings.......................................................................27
         5.11.  Compliance with Laws, Rules and Regulations......................................................27
         5.12.  Contracts........................................................................................28
         5.13.  Material Contract Defaults.......................................................................28
         5.14.  Taxes and Tax Returns............................................................................28
         5.15.  No Subsidiaries..................................................................................29
         5.16.  Cash Assets......................................................................................29
         5.17.  Intellectual Property............................................................................29
         5.18.  Real Property Leaseholds.........................................................................29
         5.19.  Accounts Receivables.............................................................................29
         5.20.  Inventory........................................................................................29
         5.21.  Insurance........................................................................................29
         5.22.  Environmental Matters............................................................................29
         5.23.  Employees........................................................................................30
         5.24.  Certain Payments.................................................................................31
         5.25.  Brokers..........................................................................................31

         5.26.  Emerald Schedules................................................................................31
         5.27.  Information......................................................................................32
         5.28.  Additional Information Available.................................................................32


ARTICLE VI
CONDUCT PRIOR TO CLOSING.........................................................................................32\
         6.1.  Conduct of Business...............................................................................32
         6.2.  Additional Covenants by American Polymer and Emerald..............................................32
         6.3.  Access............................................................................................33
         6.4.  Confidentiality...................................................................................34
         6.5.  Compliance with Blue Sky Law......................................................................34
         6.6.  Disclosure Supplements, Etc.......................................................................34
         6.7.  Reasonable Efforts................................................................................35
         6.8.  Public Announcements..............................................................................35


ARTICLE VII
CONDITIONS OF AMERICAN POLYMER...................................................................................35
         7.1.    Representations.................................................................................35
         7.2.    Compliance......................................................................................35
         7.3.    No Material Adverse Change......................................................................35
         7.4.    Certificate of Emerald and Emerald Merger Sub...................................................36
         7.5.    Resignation of Directors and Officers of Emerald . . . . . . . . . . . . . . . . . . . . . . . . . . 36
         7.6.    Shareholder Approval............................................................................36
         7.7.    Absence of Litigation...........................................................................36
         7.8.    Good Standing...................................................................................36
         7.9.    Employment Agreements...........................................................................36
         7.10.  Reverse Split....................................................................................36
         7.11.  Private Placement................................................................................36
         7.12.  Financial Statements.............................................................................36


ARTICLE VIII
CONDITIONS OF EMERALD............................................................................................37
         8.1.    Representations.................................................................................37
         8.2.    Compliance......................................................................................37
         8.3.    No Material Adverse Change......................................................................37
         8.4.    Private Placement...............................................................................37
         8.5.    Key Man Life Insurance..........................................................................37
         8.6.    Directors and Officers of Emerald; Morris Consulting Agreement..................................37
         8.7.    Certificate of American Polymer.................................................................37
         8.8.    Shareholders' Approval..........................................................................38
         8.9.    Limited Assertion of Dissenters' Rights.........................................................38
         8.10.  Absence of Litigation............................................................................38
         8.11.  Good Standing....................................................................................38
         8.12.  Financial Statements.............................................................................38

ARTICLE IX
INDEMNIFICATION, SURVIVAL, TERMINATION AND EXPENSES..............................................................38
         9.1.    Nature and Survival of Representations..........................................................38
         9.2.    Indemnification.................................................................................38
         9.3.    Adjustment In Emerald Common Stock..............................................................39
         9.4.    Arbitration.....................................................................................40
         9.5.    Exclusive Remedies..............................................................................41
         9.6.    Termination.....................................................................................41
         9.7.    Effect of Termination...........................................................................42


ARTICLE X
MISCELLANEOUS....................................................................................................42
         10.1.    Notices........................................................................................42
         10.2.    Entire Agreement...............................................................................43
         10.3.    Effect; Assignment.............................................................................43
         10.4.    Amendments; Waivers............................................................................43
         10.5.    Further Assurances.............................................................................44
         10.6.    Headings.......................................................................................44
         10.7.    Counterparts...................................................................................44
         10.8.    Severability...................................................................................44
         10.9.    Governing Law..................................................................................44
         10.10.  Jurisdiction; Service of Process................................................................44
         10.11.  Legal Fees and Expenses.........................................................................44
         10.12.  Schedules, Exhibits and Amendments..............................................................45


Attachments
Exhibit "A" - Articles of Merger
Exhibit "B" - Current American Polymer Shareholders

Exhibit "C" - Capitalization Chart

Exhibit "D" - Employment Agreement - Michael N. Macris

Exhibit "E" - Terms of Private Offering

Exhibit "F" - Consulting Agreement - Douglas P. Morris

                          AGREEMENT AND PLAN OF MERGER


     Agreement and Plan of Merger ("Agreement") by and between American Polymer, Inc., a Utah corporation ("American Polymer") and Emerald Capital Investments, Inc., a Delaware corporation ("Emerald").

                                    Recitals:

     The Boards of Directors of Emerald and American Polymer have each determined that it is advisable and in the best interests of their respective shareholders to enter into this Agreement and to engage in the transactions contemplated hereby pursuant to which Emerald shall acquire American Polymer in a merger transaction. The merger shall be structured as a reverse triangular merger whereby a newly formed wholly-owned subsidiary of Emerald shall merge into American Polymer and the issued and outstanding shares of American Polymer shall be converted into shares of Emerald. As a result of the merger, American Polymer will be a wholly-owned subsidiary of Emerald and the shareholders of American Polymer will, as a group own 80% of the outstanding shares of Emerald.

         American Polymer has made certain representations to Emerald concerning the status, Prospects and condition of American Polymer, which representations are contained in this Agreement; and

         Emerald has made certain representations to American Polymer concerning the status, Prospects and condition of Emerald, which representations are contained in this Agreement; and

         The Boards of Directors of Emerald and American Polymer have approved the merger agreed to herein.

         Either prior to, or in connection with, the Merger, Emerald shall change its domicile from the State of Delaware to the State of Utah in a reincorporation merger (the "Reincorporation Merger"). For purposes of this Agreement, unless the context requires otherwise, references to Emerald shall mean Emerald, the Delaware corporation, as well as Emerald, the Utah corporation following the Reincorporation Merger.


                                    AGREEMENT

         In consideration of the mutual agreements, representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    Article I
                                   Definitions

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "American Polymer Shareholders" -- All Persons who own shares of American Polymer Common Stock immediately prior to the Effective Time.

         "Associate"--when used to indicate a relationship with any Person, means (i) a corporation or organization (other than such Person or a majority-owned subsidiary of such Person) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten (10) percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, and (iii) any Affiliate of such Person.

         "Affiliate"--of a Person is a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

         "Breach"--  a  "Breach"  of  a  representation,   warranty,   covenant,
obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.

         "Contract"--any   agreement,   contract,   obligation,    promise,   or
undertaking (whether written or oral and whether express or implied) that is legally binding.

         "Emerald Merger Sub"-- a Utah corporation to be formed as wholly owned subsidiary of Emerald to effect the reverse triangular merger agreed to in this Agreement.

         "Governmental Authorization"--any approval, consent, license, permit, waiver, or other authorization issued, granted or given by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body"--any:

                  (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign, or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or

                  (d)  body   exercising,   or   entitled   to   exercise,   any
         administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "Knowledge"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

                  (a) such individual is actually aware of such fact or other matter; or

                  (b) a prudent individual should be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

         A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

         "Legal Requirement"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "Order"--any award,  decision,  injunction,  judgment,  order,  ruling,
decree  or  verdict   entered,   issued,   made,   or  rendered  by  any  court,
administrative agency, or other Governmental Body or by any arbitrator.

         "Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                  (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

                  (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority).

         "Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "Private Placement" -- the offer and sale of shares of Emerald's $.001 par value, common stock prior to and as a condition to the Closing of the Merger. In the Private Placement, a total of 1,500,000 Emerald shares will be offered for sale by Emerald at a price of $2.50 per share (total offering - $3,750,000).

         "Proceeding"--any action, arbitration, audit, hearing, investigation (to the extent known by the Person) , litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Prospects" -- shall be limited to the general business expansion plan of a Person with respect only to potential new markets, potential new operations and potential new lines of business which such Person is currently considering. Prospects does not refer to any financial projections. Prospects are by their very nature speculative and a Person shall not be deemed to represent, warrant or guarantee that its Prospects will be ever be realized or that its Prospects will not change from time to time.

         "Related Person"--with respect to a particular individual:

                  (a) each other member of such individual's Family;

                  (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

                  (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                  (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual:

                  (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                  (b) any Person that holds a Material Interest in such specified Person;

                  (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

                  (d) any Person in which such specified Person holds a Material Interest;

                  (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

                  (f) any Related Person of any  individual  described in clause
         (b) or (c).

         For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) the individuals children or parents, and (iv) any other natural Person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

         "Securities Act"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Securities Exchange Act "-- the Securities Exchange Act of 1934 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Tax Return"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "Threatened"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing).

         "Transaction" -- the Merger provided for and agreed to herein and all employment matters and other matters and agreements provided for herein.

                                   Article II
                                   The Merger

         2.1 The Merger. Subject to the terms and conditions of this Agreement, the Revised Business Corporations Act of the State of Utah ("Utah Statute"), at the Effective Time (as defined in Section 2.2 of this Agreement), Emerald Merger Sub will be merged with and into American

Polymer (the "Merger") whereupon the separate existence of Emerald Merger Sub shall cease and American Polymer shall be the surviving corporation ("Surviving Corporation"). As the result of the Merger, American Polymer shall become a wholly-owned subsidiary of Emerald.

         2.2. Effective Time. The Merger shall become effective when a properly executed Articles of Merger in the form of those attached hereto as Exhibit A, are duly filed with the Division of Corporations, Department of Commerce of the State of Utah pursuant to the Utah Statute. The time at which such Agreement of Merger and Certificate are filed shall be referred to in this Agreement as the "Effective Time" and the date on which the Effective Time occurs is referred to in this Agreement as the "Effective Date".

         2.3. Conversion of American Polymer Securities. At the Effective Time, all shares of common stock of American Polymer outstanding ("American Polymer Common Stock") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted ("Converted", "Conversion" or "Exchange") into shares of $.001 par value common stock of Emerald ("Emerald Common Stock"). Each share of American Polymer Common Stock outstanding immediately prior to the Effective Time shall be Converted into approximately 1.251165 shares of Emerald Common Stock. At the Effective Date, there will be a 7,387,995 shares of American Polymer Common Stock issued and outstanding all of which will be Converted into a total of 9,243,476 shares of Emerald Common Stock. In the event there are greater or fewer shares of American Polymer issued at the Effective Date, the conversion ratio shall be changed as necessary to convert all shares of American Polymer into 9,243,476 shares of Emerald. Immediately following the Effective Time, the American Polymer Shareholders will own approximately 80% of the total shares of Emerald Common Stock then issued and outstanding.

         Attached hereto as Exhibit "B", and by this reference made a part hereof, is a list of the current American Polymer Shareholders which sets forth the number of shares of American Polymer Common Stock owned by each and the number of shares of Emerald Common Stock to be issued to each Shareholder in the Conversion. Attached hereto as Exhibit "C", and by this reference made a part hereof, is a Capitalization Chart of setting forth the stock ownership of Emerald immediately following the Effective Time.

         2.4. Effect of Conversion. Each share certificate which immediately prior to the Effective Time represents American Polymer Common Stock, shall be deemed for all purposes at and after the Effective Time to evidence ownership of, and to represent the number of shares of, Emerald Common Stock into which the shares of American Polymer Common Stock represented by such certificate immediately prior to the Effective Time have been Converted pursuant to Section
2.3 hereof. Each Shareholder of American Polymer at the Effective Time shall, until such owner's certificate for American Polymer Common Stock has been surrendered for transfer or exchange, be entitled to exercise any voting and other rights with respect thereto and be entitled to receive any dividends or other distributions, equivalent to the number of shares of Emerald Common Stock into which the shares of American Polymer Common Stock represented by such certificate has been Converted.

         2.5. Conversion of Capital Stock of Emerald Merger Sub. At and as of the Effective Time, each share of the common stock of Emerald Merger Sub shall be converted into one share of common stock of the Surviving Corporation.

         2.6. Exchange of Shares. The exchange of share certificates shall be effected by Emerald. Emerald shall deliver to the Shareholders of American Polymer certificates for the shares of Emerald Common Stock in exchange for stock certificates representing shares of American Polymer Common Stock pursuant to the terms of this Agreement. Each holder of an outstanding certificate or certificates representing American Polymer Common Stock shall be entitled, upon surrender of such certificate(s) to Emerald, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with signatures guaranteed by a bank or brokerage firm, to receive a certificate representing the number of shares of Emerald Common Stock into which American Polymer Common Stock shall have been converted pursuant to the Merger. At the Effective Time, Emerald will issue to all American Polymer Shareholders, certificates for Emerald Common Stock in exchange for their American Polymer Common stock. All Emerald stock certificates issued to the Shareholders of American Polymer at the Effective Time shall contain a legend substantially in the following form:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE SECURITIES ACT AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES ACTS; (B) EMERALD HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO IT TO THE EFFECT THAT NO REGISTRATION IS LEGALLY REQUIRED FOR SUCH TRANSFER; OR (C) THESE SECURITIES ARE SOLD IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER THE ACT.

         2.7. Reorganization. It is the intent of the parties that the Merger will qualify as a tax-free reorganization under Section 368(a)(1)(A) of the IRC and will report the Merger accordingly for federal, state and local income tax purposes. The parties acknowledge that no Person has obtained a revenue ruling from the IRS as to the tax consequences and effect of the Merger.

                                   ARTICLE III
                   THE SURVIVING CORPORATION AND OTHER MATTERS

         3.1. Surviving Corporation. In the Merger, Emerald Merger Sub shall merge into American Polymer and American Polymer shall be the Surviving Corporation.

         3.2. Articles of Incorporation. The Articles of Incorporation of American Polymer in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

         3.3. Bylaws. The Bylaws of American Polymer in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended.

         3.4. Directors and Officers of American Polymer. The directors and officers of American Polymer immediately prior to the Effective Time shall be and shall constitute the directors and officers of the Surviving Corporation to serve in accordance with the Bylaws of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified.

         3.5.  Effect of Merger.  The Merger will have the effects  specified in
Section 16-10a-1106 of the Utah Statute.

         3.6. Change of Name. If requested by American Polymer, the name of Emerald will be changed in connection with the Merger subject to approval by the Emerald Shareholders. The name change, may be effected in connection with the Reincorporation Merger.

         3.7. Emerald Directors and Officers. At the Effective Time, the Directors and Officers of Emerald shall be as follows:

     Name                                        Position

     Michael N. Macris                           CEO,President
     Larry McNeil                                Director
     Dr. Brent Strong                            Director
     Douglas P. Morris                           Director, Vice President of
                                                 Financial Markets
     Greg Gohlinghorst                           Chief Operating Officer


         3.8. Change of Domicile. As part of the Transaction, Emerald shall change its domicile from the State of Delaware to the State of Utah in the Reincorporation Merger.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF AMERICAN POLYMER

         American Polymer represents and warrants to Emerald, except as disclosed in this Agreement or in the case of any representation qualified by its terms to a particular schedule ("Schedule") of American Polymer attached hereto ("American Polymer Schedule") such specific American Polymer Schedule, that the statements made in this Article IV will be correct and complete at the Effective Time provided, however, if there is no Effective Time, then no party shall be liable for any inaccuracy. For purposes of this Article IV, each and every reference to American Polymer shall mean and include American Polymer and each subsidiary of American Polymer ("American Polymer Subsidiary") unless otherwise indicated.

         4.1. Organization. American Polymer is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has all requisite licenses, qualifications, corporate power and authority to own, lease and operate its assets and to carry on its business as now being conducted, except where the failure to be so existing and in good standing or to have such qualifications, licenses, power and authority would not in the aggregate have a material adverse effect on the business, operations or financial condition of American Polymer, taken as a whole. American Polymer is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or jurisdiction which requires such qualification except where the failure to be in good standing or to have such qualifications would not in the aggregate have a material adverse effect on the business, operations or financial condition of American Polymer.

         4.2. Capitalization. The entire authorized capital stock of American Polymer consists of 30,000,000 shares of common stock having $.001 par value, of which 7,387,895 shares are currently issued and outstanding and of which not more than 7,387,895 will be issued and outstanding at the Effective Time. There are no outstanding convertible securities, warrants, options, or commitments of any nature which may cause authorized but unissued shares of American Polymer Common Stock to be issued to any Person except as disclosed in Schedule 4.2 attached hereto. At the Effective Time, all issued and outstanding shares of American Polymer will have been duly authorized, legally issued, fully paid, and non-assessable, and not issued in violation of the pre-emptive or other right of any Person. None of the outstanding equity securities or other securities of American Polymer was issued in violation of the Securities Act or any other Legal Requirement.

         4.3.     Reorganization Related Representations.

                  4.3.1. There is no plan or intention by the American Polymer Shareholders who own 5% or more of the American Polymer stock to sell, exchange, or otherwise dispose of a number of shares of Emerald Common Stock received in the Merger that would reduce the American Polymer Shareholders ownership of Emerald stock to a number of shares having a value, as of the Effective Time, of less than 50% of the value of all of the formerly outstanding stock of American Polymer as of the same date. American Polymer stock and shares of Emerald stock held by the American Polymer Shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger are considered in making this representation.

                   For purposes of this representation, the shares of American Polymer Common Stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of Emerald Common Stock are treated as outstanding American Polymer Common Stock as of the Effective Time. Moreover, American Polymer Common Stock and shares of Emerald Common Stock held by American Polymer Shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Effective Time are considered in making this representation.

                  4.3.2. Following the Effective Time, American Polymer will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets, and at least 90% of the fair market value of Emerald Merger Sub's net assets and at least 70% of the fair market value of Emerald Merger Sub's gross assets held immediately prior to the Effective Time. For purposes of this representation, amounts used by American Polymer or Emerald Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by American Polymer, are included as assets of American Polymer or Emerald Merger Sub, respectively, immediately prior to the Effective Time.

                  4.3.3. American Polymer has no plan or intention to issue additional shares of stock that would result in Emerald losing control of American Polymer within the meaning of Section 368(c) of the Code.

                  4.3.4. Following the Effective Time, American Polymer will continue its historic business or use a significant portion of its historic business assets in a business.

                  4.3.5. Emerald, Emerald Merger Sub, American Polymer, and the Shareholders of American Polymer will pay their respective expenses, if any, incurred in connection with the transaction.

                  4.3.6.  There  is  no  intercorporate   indebtedness  existing
between Emerald and American Polymer, or between Emerald Merger Sub and American Polymer, which was issued, acquired, or will be settled at a discount.

                  4.3.7. At the Effective Time, shares of American Polymer Common Stock representing control of American Polymer as defined in Section 368(c) of the IRC, will be Exchanged solely for voting stock of Emerald.

                  4.3.8. At the Effective Time, American Polymer will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in American Polymer that, if exercised or converted, would affect Emerald's acquisition or retention of control of American Polymer, as defined in Section 368(c) of the Code.

                  4.3.9. American Polymer is not an investment company as defined in Section 368(a)(2)(f)(iii) and (iv) of the Code.

                  4.3.10. On the Effective Date, the fair market value of the assets of American Polymer will exceed the sum of its liabilities plus the amount of liabilities, if any, to which its assets are subject.

                  4.3.11. American Polymer is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                  4.3.12. None of the compensation received by any shareholder-employees of American Polymer will be separate consideration for, or allocable to, any of their shares of American Polymer Common Stock. None of the shares of Emerald Common Stock received by any shareholder-employee of American Polymer will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms-length for similar services.

         4.4. Authority Relative to this Agreement. American Polymer has full corporate power and authority to execute and deliver this Agreement and to consummate the Transaction. The execution and delivery of this Agreement and the consummation of the Transaction have been duly and validly authorized by its Board of Directors and will be submitted to the American Polymer Shareholders for approval and no other corporate proceedings on the part of American Polymer are necessary to authorize this Agreement or to consummate the Transactions. Subject to the laws of bankruptcy, insolvency, general creditor's rights, and equitable principles, this Agreement has been duly and validly executed and delivered by American Polymer and constitutes a valid and binding agreement of American Polymer, enforceable against it in accordance with its terms.

         4.5.  Approvals and Consents; Noncontravention.

                  4.5.1. Except for the filing of Articles of Merger with the Division of Corporations, Department of Commerce, State of Utah, no consent, approval, or other action by, or notice to or registration or filing with, any governmental or administrative agency or authority is required or necessary to be obtained by American Polymer in connection with the execution, delivery or performance of this Agreement by American Polymer or the consummation of the Transaction.

                  4.5.2. Except as set forth in Schedule 4.5., no consent, approval, waiver or other action by any Person under any material contract, agreement, instrument, or other document, or obligation to which American Polymer is a party or by which it or any of its assets are bound, is required or necessary for the execution, delivery, and performance of this Agreement by American Polymer, or the consummation of the Transaction.

                  4.5.3. The execution, delivery, or performance of this Agreement by American Polymer and the consummation of the Transaction will not:
(i) violate or conflict with the charter documents or Bylaws of American Polymer; (ii) violate or conflict with any law, regulation, order, judgment, award, administrative interpretation, injunction, writ, or decree applicable to American Polymer or by which it or any of its assets are bound, or any agreement or understanding between any administrative or regulatory authority, on the one hand, and American Polymer on the other hand; or (iii) violate or conflict with, result in a Breach of, result in or permit the acceleration or termination of, or constitute a default under any agreement, instrument or understanding to which American Polymer is a party or by which it or any of its assets are bound.

         4.6. Articles of Incorporation and By-Laws. Attached hereto as Schedule
4.6 are true and correct copies of the Articles of Incorporation and Bylaws of American Polymer. Such Articles of Incorporation and Bylaws are in full force and effect and no amendments are pending. American Polymer is not in violation of any provision of its Articles of Incorporation or Bylaws. Schedule 4.6 also contains a list of all Board of Director minutes and resolutions and all Shareholder minutes and resolutions of American Polymer since December 31, 1995.

         4.7. Financial Statements. Attached hereto as Schedule 4.7 are unaudited financial statements of American Polymer and each of the American Polymer Subsidiaries as of March 31, 1998 ("American Polymer Management Reports") and audited financial statements of American Polymer ( for the years ended December 31, 1997 and December 31, 1996, together with the related footnotes and report thereon of Tanner & Co. (the "American Polymer Audited Financial Statements"). The American Polymer Management Reports and the American Polymer Audited Financial Statements are hereafter referred to as the "American Polymer Financial Statements." The parties acknowledge that Emerald is required to file a Form 8-K with the Securities and Exchange Commission within 15 days after the Effective Date. Such Form 8-K must contain audited and other financial statements of American Polymer and any predecessor of American Polymer which meet the requirements of such Form 8-K. The American Polymer Financial Statements are correct and complete in all material respects and fairly present, in accordance with generally accepted accounting principles, consistently applied, the financial position of American Polymer as of such dates and the results of operations and changes in financial position for such periods all in accordance with GAAP, (in the case of the American Polymer Management Reports, GAAP as applicable to quarterly financial statements) subject, in the case of the American Polymer Management Reports, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of the notes (that if presented would not differ materially from those included in the American Polymer Audited Financial Statements).

                  4.7.1. American Polymer (i) keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect (A) the transactions and dispositions of assets of such entity and (B) the value of inventory calculated in accordance with GAAP, and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorizations, and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  4.7.2. Neither American Polymer nor any employee, agent, consultant or representative of American Polymer has made any payment of funds of American Polymer or received or retained any funds in violation of any applicable law, rule or regulation.

         4.8. No Undisclosed Material Liabilities. American Polymer is not subject to any material liability ($10,000 or more) of any kind whatsoever (whether accrued, absolute, contingent, or otherwise) that are, individually or in the aggregate, material to American Polymer taken as a whole other than:

                  (a) liabilities disclosed or provided for in the most recent American Polymer Financial Statements;

                  (b) liabilities incurred in the ordinary course of business since the date of the American Polymer Financial Statements consistent with past practice;

                  (c)  liabilities   contemplated  by  and  arising  under  this
         Agreement; and

                  (d) liabilities described in Schedule 4.8 attached hereto.

         To the knowledge of American Polymer, there is no basis for the imposition of any other liabilities which could reasonably be expected to have a material adverse effect on the business, properties, assets or operations of American Polymer taken as a whole.

         4.9. Absence of Certain Changes or Events. Except (i) as contemplated by this Agreement; or (ii) as disclosed in Schedule 4.9, since March 31, 1998, American Polymer has not:

                  (a) suffered any change in its business, operations, properties, condition (financial or otherwise), or Prospects which has had, or to Knowledge of American Polymer, could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, assets or operations of American Polymer taken as a whole;

                  (b) suffered any damage, destruction or loss (whether or not covered by insurance) with respect to any of its properties or assets which has had, or to the Knowledge of American Polymer, could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, assets or operations of American Polymer taken as a whole;

                  (c) except in the Ordinary Course of Business, incurred any liability or obligation (absolute, accrued, contingent or otherwise), in an amount in excess of $10,000;

                  (d) changed any of its accounting methods, principles or practices;

                  (e) revalued any asset, other than due to depreciation or amortization;

                  (f) paid, discharged or satisfied any claim, liability or obligation not reflected in the American Polymer Financial Statements in an amount in excess of $10,000;

                  (g) except in the Ordinary Course of Business, entered into any commitment or transaction material to American Polymer taken as a whole in an amount in excess of $10,000;

                  (h) declared, set aside or paid any dividend or distribution in respect of any capital stock, or redeemed, purchased or otherwise acquired any of these securities or modified its capitalization;

                  (i) increased or established any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or otherwise changed the compensation payable or to become payable to any officer or key employees of American Polymer;

                  (j) except in the Ordinary Course of Business, canceled or written off any debts or waived any claims in an amount in excess of $10,000;

                  (k) except in the Ordinary Course of Business, transferred any assets in an amount in excess of $10,000 or made capital expenditures and commitments in an amount in excess of $10,000 in the aggregate;

                  (l) paid or loaned (other than payment of salaries or benefits or reimbursement of expenses) any amount to, or sold, transferred or leased any properties or assets to, or entered into any contract with, any of its officers or directors, or any Affiliate or Associate of any of its officers or directors;

                  (m) increased its reserves for bad debts, guaranteed any obligation, except in the Ordinary Course of Business, or indemnified any Person; or

                  (n) agreed (whether or not in writing) to do any of the foregoing.

         4.10. Litigation and Proceedings. Except as set forth in the Schedule 4.10,there is no claim or Proceeding pending or, to the Knowledge of American Polymer, Threatened against American Polymer, or any property or asset of American Polymer, by any Person or any Governmental Authority which (i) is reasonably likely to have, individually and in the aggregate, a material adverse effect on the business, assets or operations of American Polymer taken as a whole or (ii) seeks to delay or prevent the consummation of the Transaction. As of the date hereof, neither American Polymer nor any property or asset of American Polymer, is subject to any Order. To the Knowledge of American Polymer, there is no basis for any claim, action or Proceeding against American Polymer which could reasonably be expected to have a material adverse effect on the business assets, operations or financial condition of American Polymer taken as a whole.

         4.11. Compliance with Laws, Rules and Regulations. Schedule 4.11 sets forth all material governmental licenses, permits and other Governmental Authorization (or requests or applications therefor) pursuant to which American Polymer carries on its business. To the knowledge of American Polymer, it complies with all applicable federal laws, rules and regulations and all applicable state and local laws, rules and regulations relating to the operation of its business, except to the extent that non-compliance would not materially and adversely affect the business, operations, properties, assets or condition of American Polymer or except to the extent that non-compliance would not result in the occurrence of any material liability for American Polymer.

         4.12. Contracts. Schedule 4.12 sets forth a complete and correct list of all Contracts to which American Polymer is a party or by which any of its properties or assets are bound. To the best of its Knowledge, American Polymer is not a party to any other Contract. To the knowledge of American Polymer, and subject to the laws of bankruptcy, insolvency, general creditor's rights, and equitable principles, all Contracts to which American Polymer is a party or by which its properties or assets are bound and which are material to its operations taken as a whole, are valid and enforceable in all material respects.

         4.13. Material Contract Defaults. Except as set forth in Schedule 4.13, to the Knowledge of American Polymer, American Polymer is not in default under the terms of any outstanding Contract, license, lease, or other commitment which is material to the business, operations, assets, or condition of American Polymer, and no event has occurred or circumstances exist which, with notice or lapse of time or both, would constitute a default under any such Contract, license, or other commitment other than any defaults which could not reasonably be expected to have a material adverse effect on the business, assets, operations or financial condition of American Polymer taken as a whole.

         4.14. Taxes and Tax Returns. All Tax Returns with respect to taxes based upon net income filed by American Polymer since January 1, 1995 are set forth in Schedule 4.14 attached hereto. American Polymer has filed all Tax Returns required to be filed by it and has paid and discharged all taxes shown as due thereon and has paid all taxes when due, other than such payments as are being contested in good faith by appropriate Proceedings and as to which sufficient reserves have been established. Neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the Knowledge of American Polymer, has Threatened to assess against American Polymer, any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. American Polymer has not granted any waiver of any statute of limitations with respect to, or agreed to any extension of the period for the assessment of, any tax. American Polymer has properly reported on Form 1099 all amounts paid to consultants and no consultant or other person to whom a payment has been made by American Polymer should be classified as an employee under the IRC.

         All Tax Returns filed by American Polymer are true, correct and complete in all material respects and accurately set forth all items to the extent required to be reflected or included in such returns by applicable law. American Polymer is not a party to any tax sharing agreement.

         American Polymer has not agreed, and is not required, to make any adjustments pursuant to Section 481(a) of the IRC or any similar provision of state or local law by reason of a change in accounting method initiated by it or any other relevant party. To the Knowledge of American Polymer, the IRS has not proposed any such adjustment or change in accounting method. No application is pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or assets of American Polymer.

                  4.14.1. The accruals and reserves for taxes reflected in the most recent balance sheet ("American Polymer Balance Sheet") included in the American Polymer Financial Statements are adequate to cover all taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with generally accepted accounting principles consistently applied. The term "tax" or "taxes" means federal state, local, foreign, and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties.

         4.15. Subsidiaries. Except as set forth in Schedule 4.15, American Polymer has no subsidiaries and does not own any capital stock, security, partnership interest, or other interest of any kind in any corporation, partnership, joint venture, association, or other entity.

         4.16. Title and Related Matters. American Polymer has good and marketable title to all of its inventory, interests in properties and other assets which are reflected in the most recent American Polymer Financial Statements or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances, except (i) statutory liens or claims not yet delinquent; (ii) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the assets or properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties or in connection with such assets; and (iii) such liens as are described in the American Polymer Financial Statements or in the American Polymer Schedules. The offices and equipment of American Polymer that are necessary or used in the operations of its business are in good operating condition and repair, normal wear and tear excepted.

         4.17. Intellectual Property. Schedule 4.17 hereto contains a complete list and description of all American Polymer's United States and foreign (a) patents and patent applications; (b) trademark registrations and applications for trademark registrations; (c) copyright registrations and applications for copyright registrations; and (d) unregistered trademarks, trade names, service marks and copyrights. American Polymer wholly owns the exclusive rights to all of the above-described intellectual property and there are no known Threatened claims of any third party challenging the ownership, scope or validity of any of the said intellectual property; to the Knowledge of American Polymer, there is no infringing use by any Person or entity of any of said intellectual property; and to the Knowledge of American Polymer, there has been no disclosure of any of its trade secrets to any Person other than Persons who have executed confidentiality/non-competition agreements.

         4.18. Real Property Leaseholds. American Polymer leases its facilities pursuant to the leases identified in the attached Schedule 4.18. American Polymer is not bound by any other real property leases, and American Polymer does not own any real property.

         4.19. Accounts Receivables. To the Knowledge of American Polymer, all of American Polymer's accounts receivable arose in the Ordinary Course of Business, are "arms length" and bona fide, and are correctly reflected in American Polymer's books and records. To the Knowledge of American Polymer, all of American Polymer's accounts receivable (net of reserves for doubtful accounts set forth on American Polymer's financial records) are collectible in accordance with their terms. To the Knowledge of American Polymer, none of American Polymer's accounts receivable or contracts is subject to any set off, counterclaim or adjustment by reason of any product liability, breach of warranty, contract, accounting error or other claim.

         4.20. Inventory. All inventory of American Polymer, whether or not reflected in its most recent Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Financial Statements or on the accounting records of American Polymer as of the Effective Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a cost averaging basis. The quantities of each item of inventory are not excessive, but are reasonable in the present circumstances of American Polymer.

         4.21. Insurance. American Polymer maintains insurance policies as described on the attached Schedule 4.21.

         4.22.  Environmental Matters.

                  4.22.1. Neither American Polymer nor any predecessor of American Polymer (i) has violated or is violation of any environmental law; (ii) has owned or leased properties (including but without limitation, soils and surface and ground waters) which are contaminated with any Hazardous Substance;
(iii) is actually or potentially or, to the Knowledge of American Polymer, allegedly liable for any off-site contamination; (iv) is actually or potentially or, to the Knowledge of American Polymer, allegedly liable under any environmental law (including, without limitation, pending or threatened liens);
(v) has failed to obtain all permits, licenses and other authorization required under any environmental law ("Environmental Permits"); or (vi) has failed to be in compliance with its Environmental Permits.

                  4.22.2. To the Knowledge of American Polymer, neither American Polymer nor any of its predecessors, or their respective subsidiaries or joint ventures, have any material environmental liabilities, and none of such entities have had within the five (5) years preceding the date hereof a material release of hazardous substances into the environment in violation of any environmental law or Environmental Permit.

                  4.22.3. For the purposes of this Section 4.22, the following terms have the following meanings:

                  "Environmental Laws" shall mean any and all federal, state and local laws (including case law), regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to (i) human health, the environment or emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment; (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof; or
         (3) the pollution of the environment.

                  "Environmental Liabilities" shall mean all liabilities, whether vested or unvested, contingent or fixed, which (i) arise under or relate to Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Effective Time.

                  "Hazardous Substances" shall mean (1) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act; the Resources Conservation and Recovery Act; the Comprehensive Environmental Response, Compensation and Liability Act; the Clean Air Act; the Safe Drinking Water Act (Clean Water Act); the Atomic Energy Act; the Federal Insecticide, Fungicide, and Rodenticide Act; and the Substances Control Act; (2) petroleum and petroleum products including crude oil and any fractions thereof; (3) natural gas, synthetic gas, natural gas liquids and any mixtures thereof; (4) radon; (5) any other contaminant; and (6) any substance with respect to which a Governmental Authority requires environmental investigation, monitoring, reporting or remediation.

         4.23    Employees.

                  4.23.1. Schedule 4.23 contains a complete and accurate list of the following information for each employee or director of American Polymer, including each employee on leave of absence or layoff status; name; job title; current compensation paid or payable by American Polymer and any change in compensation since December 31, 1996; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

                  4.23.2. No employee or director of American Polymer is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary

Rights Agreement") that in any way adversely affects or is likely to adversely affect (i) the performance of his duties as an employee or director of American Polymer, or (ii) the ability of American Polymer to conduct its business, including any Proprietary Rights Agreement with American Polymer or any current American Polymer Shareholder by any such employee or director. To American Polymer's knowledge, no director, officer, or other key employee of American Polymer intends to terminate his employment with American Polymer.

         4.24. Certain Payments. Since its inception, neither American Polymer nor any director, officer, agent, or employee of American Polymer or any other Person associated with or acting for or on behalf of American Polymer has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of American Polymer or any affiliate of American Polymer, or (iv) in violation of any Legal Requirement; or
(b) established or maintained any fund or asset that has not been recorded in the books and records of American Polymer.

         4.25.  Relationships  with  Related  Persons.  Except  as set  forth in
Schedule 4.25, no five percent or greater shareholder of American Polymer nor any officer or director of American Polymer, has, or since the inception of American Polymer has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to American Polymer.

         4.26 Brokers. American Polymer has not incurred nor will it incur any brokerage, finder's, or similar fee in connection with the Merger or the Transaction.

         4.27. American Polymer Schedules. Within twenty (20) days from the date hereof, American Polymer shall deliver to Emerald the following schedules (collectively "American Polymer Schedules") which consist of separate schedules dated as of the date of execution of this Agreement and instruments and data as of such date, all certified by the chief executive officer of American Polymer as complete, true, and correct:

                  (a) A Schedule describing any and all options, warrants or other rights to purchase the securities of American Polymer, together with copies of any documents relating thereto (Schedule 4.2);

                  (b)     A Schedule describing any required consents (Schedule
         4.5);

                  (c) A Schedule containing complete and correct copies of the Articles of Incorporation and Bylaws, as amended, of American Polymer in effect as of the date of this Agreement and all Board of Director and shareholder minutes and resolutions adopted since December 31, 1995 (Schedule 4.6);

                (d) A Schedule including American Polymer Financial Statements (Schedule 4.7);

                (e) A Schedule of all liabilities (exceeding $10,000) included on the American Polymer Financial Statements or arising thereafter. This Schedule shall be updated as of the Effective Date and such updated Schedule shall be delivered to Emerald immediately prior to the Effective Time (Schedule 4.8);

                (f) A Schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of American Polymer since the date of American Polymer Financial Statements (Schedule 4.9);

                (g) A Schedule describing any and all litigation or proceeding to which American Polymer is a party or threatened to be party which is likely to effect, materially and adversely, American Polymer, its business or assets (Schedule 4.10);

                (h) A Schedule describing all governmental licenses, permits and other governmental authorizations (or requests or applications therefor) pursuant to which American Polymer carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of American Polymer) (Schedule 4.11);

                 (i) A Schedule containing a description of all leases and all material contracts of American Polymer (Schedule 4.12);

                 (j) A Schedule listing all subsidiaries (Schedule 4.15);

                 (k) A Schedule of all Intellectual Property owned by American Polymer (Schedule 4.17);

                 (l) A Schedule containing a description of all real property leased by American Polymer together with a copy of all lease agreements (Schedule 4.18);

                 (m) A Schedule of all insurance maintained by American Polymer (Schedule 4.21);

                 (n)  A  Schedule   containing  copies  of  all  contracts  for
         employment of any officer or employee that is not terminable on 30 days (or less) notice (Schedule 4.23); and

                 (o) A Schedule of all other documents, disclosures, or representations required to be disclosed by this Agreement or required to be disclosed in order to set forth all material facts regarding American Polymer.

         4.28. Information. The information concerning American Polymer set forth in this Agreement and in the American Polymer Schedules is complete and accurate in all material respects and does not contain any untrue statement of material fact or omit to state a material fact required to make the statements made in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF EMERALD

         Emerald represents and warrants to American Polymer except as disclosed in this Agreement or or in the case of any representation qualified by its terms to a particular schedule ("Schedule") of Emerald attached hereto ("Emerald Schedule") such specific Emerald Schedule, that the statements made in this
Article V will be correct and complete at the Effective Time provided, however, if there is no Effective Time, then no party shall be liable for any inaccuracy. The representations and warranties to be made by Emerald Merger Sub will be true and correct at the Effective Time. For purposes of this Article V, all of the representations and warranties made by Emerald and referred to in this Article V as made by "Emerald", shall also be deemed, for all purposes, to be representations and warranties made by Emerald Merger Sub about the status or condition of Emerald Merger Sub at the Effective Time to the extent such representations and warranties are applicable to Emerald Merger Sub.

         5.1 Organization.

                  5.1.1. Emerald. Emerald is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite licenses, qualifications, corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so existing and in good standing or to have such qualifications, licenses, power and authority would not in the aggregate have a material adverse effect on the business, operations or financial condition of Emerald. Emerald is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or jurisdiction which requires such qualification except where the failure to be so existing and in good standing or to have such qualifications would not in the aggregate have a material adverse effect on the business, operations or financial condition of Emerald.

                  5.1.2. Emerald Merger Sub. At the Effective Time, Emerald Merger Sub will be a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and will have all requisite licenses, qualifications, corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so existing and in good standing or to have such qualifications, licenses, power and authority would not in the aggregate have a material adverse effect on the business, operations or financial condition of Emerald Merger Sub or Emerald. Emerald Merger Sub will be formed for the sole purpose of effecting the Merger and will have no material assets or liabilities.

     5.2. Capitalization. The capitalization of Emerald is comprised of 25,000,000 shares of common stock, $.001 par value, of which 6,608,698 shares are currently issued and outstanding. All outstanding shares have been duly authorized, validly issued, and fully-paid. All of the outstanding shares are non-assessable and free of cumulative voting or pre-emotive rights. There are no outstanding or presently authorized securities, warrants, options, or related commitments of any nature of Emerald not disclosed in this Agreement, in the Emerald Financial Statements or in the Emerald Schedules (Schedule 5.2.) attached hereto. None of the outstanding equity securities or other securities of Emerald was issued in violation of the Securities Act or any other Legal Requirement. Prior or, or in connection with the Merger, Emerald shall effect a 1-for-10 reverse split of its outstanding shares. (See "Exhibit "C"- Capitalization Chart").

                  5.2.1 The capitalization of Emerald Merger Sub will, at the Effective Time, consist of 5,000,000 shares of common stock, $.001 par value. Immediately prior to the Effective Time, there will be 100 shares of Emerald Merger Sub common stock issued and outstanding all of which will be owned by Emerald. In connection with the Merger, such shares shall be converted into shares of American Polymer, all of which will, after the Effective Time, be owned by Emerald.

         5.3.     Reorganization Related Representations.

                  5.3.1. This Agreement has been negotiated between American Polymer and Emerald at arms' length. The fair market value of the Emerald stock received by each American Polymer Shareholder in the Merger will be approximately equal to the fair market value of the American Polymer Common Stock surrendered in the Exchange.

                  5.3.2. Following the Effective Time, American Polymer will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets, and at least 90% of the fair market value of Emerald Merger Sub's net assets and at least 70% of the fair market value of Emerald Merger Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts used by American Polymer or Emerald Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by American Polymer are included as assets of American Polymer or Emerald Merger Sub, respectively, immediately prior to the Effective Time.

                  5.3.3. Immediately prior to the Effective Time, Emerald will be in control of Emerald Merger Sub within the meaning of Section 368(c) of the Code.

                  5.3.4 Emerald has no plan or intention to reacquire any of its stock issued in the Merger.

                  5.3.5. Emerald has no plan or intention to liquidate American Polymer; to merge American Polymer with or into another corporation; to sell or otherwise dispose of the stock of American Polymer except for transfers of stock to corporations controlled by Emerald; or to cause American Polymer to sell or otherwise dispose of any of its assets or any of the assets acquired from Emerald Merger Sub, except for dispositions made in the Ordinary Course of Business or transfers of assets to a corporation controlled by American Polymer.

                  5.3.6. Emerald Merger Sub will have no liabilities assumed by American Polymer and will not transfer to American Polymer any assets subject to liabilities in the Merger.

                  5.3.7. Following the Effective Time, Emerald will cause American Polymer to continue its historic business or use a significant portion of its historic business assets in a business.

                  5.3.8. Emerald, Emerald Merger Sub, American Polymer and the shareholders of American Polymer will pay their respective expenses, if any, incurred in connection with the transaction.

                  5.3.9.  There  is  no  intercorporate   indebtedness  existing
between Emerald and American Polymer, or between Emerald Merger Sub and American Polymer, which was issued, acquired, or will be settled at a discount.

                  5.3.10 At the Effective Time, shares of American Polymer stock representing control of American Polymer as defined in Section 368(c) of the Code, will be Exchanged solely for voting stock of Emerald. No consideration other than Emerald Common Stock will be paid or received (directly or indirectly, actually or constructively) for American Polymer Common Stock.

                  5.3.11. Emerald does not own, nor has it owned during the past five years, any shares of the stock of American Polymer.

                  5.3.12.   Emerald  is not an investment company as defined in
Section 368(a)(2)(f)(iii) and (iv) of the Code.

                  5.3.13. None of the compensation received by any shareholder-employees of American Polymer will be separate consideration for, or allocable to, any of their shares of American Polymer stock. None of the shares of Emerald Common Stock received by any shareholder- employee of American Polymer will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms-length for similar services.

         5.4. Authority Relative to this Agreement. Emerald has, and at the Effective Time, Emerald Merger Sub will have, the full corporate power and authority to execute and deliver this Agreement and to consummate the Transaction. The execution and delivery of this Agreement and the consummation of the Transaction have been duly and validly authorized by the Board of Directors of Emerald. Except for the approval of its shareholders, the change of Emerald's domicile to Utah and the change of its name, no other corporate proceedings on the part of Emerald or Emerald Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated. Subject to the laws of bankruptcy, insolvency, general creditor's rights, and equitable principles, this Agreement has been duly and validly executed and delivered by Emerald and constitutes a valid and binding agreement of Emerald, enforceable against it in accordance with its terms.

         5.5.  Approvals and Consents; Noncontravention.

                  5.5.1. Except for incorporating Emerald Merger Sub, changing Emerald's domicile to Utah and for the filing of Articles of Merger with the Utah Division of Corporations, Department of Commerce, no consent, approval, or other action by, or notice to or registration or filing with, any governmental or administrative agency or authority is required or necessary to be obtained by Emerald nor Emerald Merger Sub in connection with the execution, delivery or performance of this Agreement by Emerald or Emerald Merger Sub or the consummation of the Transaction.

                  5.5.2. No consent, approval, waiver or other action by any Person under any material contract, agreement, note, indenture, lease, instrument, or other document, or obligation to which Emerald or Emerald Merger Sub is a party or to which or by which any of their properties or assets are bound is required or necessary for the execution, delivery, and performance of this Agreement by Emerald or Emerald Merger Sub or the consummation of the Transaction American Polymer represents and warrants to Emerald, except as disclosed in this Agreement or in the case of any representation qualified by its terms to a particular schedule ("Schedule") of American Polymer attached hereto ("American Polymer Schedule") such specific American Polymer Schedule, that the statements made in this Article IV will be correct and complete at the Effective Time provided, however, if there is no Effective Time, then no party shall be liable for any inaccuracy. For purposes of this Article IV, each and every reference to American Polymer shall mean and include American Polymer and each subsidiary of American Polymer ("American Polymer Subsidiary") unless otherwise indicated. .

                  5.5.3. The execution, delivery, or performance of this Agreement by Emerald and Emerald Merger Sub and the consummation of the Transaction will not (i) violate or conflict with the charter documents or Bylaws of Emerald or Emerald Merger Sub; (ii) violate or conflict with any law, regulation, order, judgment, award, administrative interpretation, injunction, writ, or decree applicable to Emerald or Emerald Merger Sub or by which any of their property or assets are bound, or any agreement or understanding between any administrative or regulatory authority, on the one hand, and Emerald and/or Emerald Merger Sub on the other hand; or (iii) violate or conflict with, result in a breach of, result in or permit the acceleration or termination of, or constitute a default under any agreement, instrument, note, indenture, mortgage, lien, lease, or other contract, arrangement, or understanding to which Emerald or Emerald Merger Sub is a party or by which any of their property or assets are bound.

         5.6. Articles of Incorporation and Bylaws.  Attached hereto as Schedule
5.6 are true and correct copies of the Articles of Incorporation and Bylaws of Emerald. Such Articles of Incorporation and Bylaws are in full force and effect and no amendments are pending. Emerald is not in violation of any provision of its Certificate of Incorporation or Bylaws. Schedule 5.6 also contains all Board of Director minutes and resolutions and all Shareholder minutes and resolutions of Emerald since January 1, 1996. The Articles of Incorporation and Bylaws of Emerald Merger Sub shall, at the Effective Time, be in a form acceptable and approved by American Polymer. Emerald Merger Sub will be formed prior to the Effective Time for the sole purpose of effecting the Merger. At the Effective Time, it shall have no liabilities, no assets, except for a limited amount of cash (less than $500.00) and no operations.

         5.7 Financial Statements. Attached hereto as Schedule 5.7 are unaudited financial statements of Emerald as of March 31, 1998 ("Emerald Management
Reports") and audited financial statements of Emerald ( for the years ended December 31, 1997 and December 31, 1996, together with the related footnotes and report thereon of Tanner & Co. (the " Emerald Audited Financial Statements"). The Emerald Management Reports and the Emerald Audited Financial Statements are hereafter referred to as the " Emerald Financial Statements." The Emerald Financial Statements are correct and complete in all material respects and fairly present, in accordance with generally accepted accounting principles, consistently applied, the financial position of Emerald as of such dates and the results of operations and changes in financial position for such periods all in accordance with GAAP, (in the case of the Emerald Management Reports, GAAP as applicable to quarterly financial statements) subject, in the case of the Emerald Management Reports, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of the notes (that if presented would not differ materially from those included in the Emerald Audited Financial Statements).

                  5.7.1. Emerald (i) keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect (A) the transactions and dispositions of assets of such entity and (B) the value of inventory calculated in accordance with GAAP, and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets,
(C) access to assets is permitted only in accordance with management's general or specific authorizations, and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  5.7.2. Neither Emerald nor any employee, agent, consultant or representative of Emerald has made any payment of funds of Emerald or received or retained any funds in violation of any applicable law, rule or regulation.

                  5.7.3. Emerald Merger Sub will be formed prior to the Effective Time for the sole purpose of effecting the Merger. At the Effective Time, it shall have no liabilities, no assets, except for a limited amount of cash (less than $500.00) and no operations.

         5.8. Undisclosed Material Liabilities. Emerald is not subject to any material liability ($10,000 or more) of any kind whatsoever (whether accrued, absolute, contingent, or otherwise) that are, individually or in the aggregate, material to Emerald taken as a whole other than:

                  (a) liabilities disclosed or provided for in the most recent Emerald Financial Statements;

                  (b) liabilities incurred in the ordinary course of business since the date of the Emerald Financial Statements consistent with past practice;

                  (c)  liabilities   contemplated  by  and  arising  under  this
         Agreement; and

                  (d) liabilities described in Schedule 5.8 attached hereto.

         To the knowledge of Emerald, there is no basis for the imposition of any other liabilities which could reasonably be expected to have a material adverse effect on the business, properties, assets or operations of Emerald taken as a whole.

         5.9. Absence of Certain Changes or Events. Except (i) as contemplated by this Agreement; and (ii) as disclosed in Schedule 5.9, since March 31, 1998, Emerald has not:

                  (a) suffered any change in its business, operations, properties, condition (financial or otherwise), or Prospects which has had, or to Knowledge of Emerald, could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, assets or operations of Emerald taken as a whole;

                  (b) suffered any damage, destruction or loss (whether or not covered by insurance) with respect to any of its properties or assets which has had, or to the Knowledge of Emerald, could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, assets or operations of Emerald taken as a whole;

                  (c) except in the Ordinary Course of Business, incurred any liability or obligation (absolute, accrued, contingent or otherwise), in an amount in excess of $10,000;

                  (d) changed any of its accounting methods, principles or practices;

                  (e) revalued any asset, other than due to depreciation or amortization;

                  (f) paid, discharged or satisfied any claim, liability or obligation not reflected in the Emerald Financial Statements in an amount in excess of $10,000;

                  (g) except in the Ordinary Course of Business, entered into any commitment or transaction material to Emerald taken as a whole in an amount in excess of $10,000;

                  (h) declared, set aside or paid any dividend or distribution in respect of any capital stock, or redeemed, purchased or otherwise acquired any of these securities or modified its capitalization;

                  (i) increased or established any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or otherwise changed the compensation payable or to become payable to any officer or key employees of Emerald;

                  (j) except in the Ordinary Course of Business, canceled or written off any debts or waived any claims in an amount in excess of $10,000;

                  (k) except in the Ordinary Course of Business, transferred any assets in an amount in excess of $10,000 or made capital expenditures and commitments in an amount in excess of $10,000 in the aggregate;

                  (l) paid or loaned (other than payment of salaries or benefits or reimbursement of expenses) any amount to, or sold, transferred or leased any properties or assets to, or entered into any contract with, any of its officers or directors, or any Affiliate or Associate of any of its officers or directors;

                  (m) increased its reserves for bad debts, guaranteed any obligation, except in the Ordinary Course of Business, or indemnified any Person; or

                  (n) agreed (whether or not in writing) to do any of the foregoing.

         5.10. Litigation and Proceedings. There is no claim or Proceeding pending or, to the Knowledge of Emerald, Threatened against Emerald, or any property or asset of Emerald, by any Person or any Governmental Authority which
(i) is reasonably likely to have, individually and in the aggregate, a material adverse effect on the business, assets or operations of Emerald taken as a whole or (ii) seeks to delay or prevent the consummation of the Transaction. As of the date hereof, neither Emerald nor any property or asset of Emerald, is subject to any Order. To the Knowledge of Emerald, there is no basis for any claim, action or Proceeding against Emerald which could reasonably be expected to have a material adverse effect on the business assets, operations or financial condition of Emerald taken as a whole.

         5.11. Compliance with Laws, Rules and Regulations. Schedule 5.11 sets forth all material governmental licenses, permits and other Governmental Authorization (or requests or applications therefor) pursuant to which Emerald carries on its business. To the knowledge of Emerald, it complies with all applicable federal laws, rules and regulations and all applicable state and local laws, rules and regulations relating to the operation of its business, except to the extent that non-compliance would not materially and adversely affect the business, operations, properties, assets or condition of Emerald or except to the extent that non-compliance would not result in the occurrence of any material liability for Emerald.

                  5.11.1 To the Knowledge of Emerald has made all filings with the United States Securities and Exchange Commission ("SEC") that it has been required to make under the Securities Act and the Securities Exchange Act. The documents (including Emerald Financial Statements contained therein) filed with the SEC, except as amended, complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act and to the Knowledge of Emerald none of such documents contained a misrepresentation of material fact or omitted to state a material fact required to be stated therein to make the statements made therein, in light of the circumstances under which they were made, not misleading. Attached hereto as Schedule 5.11, are copies of the SEC reports filed by Emerald Since January 1, 1997.

         5.12. Contracts. Schedule 5.12 sets forth a complete and correct list of all Contracts to which Emerald is a party or by which any of its properties or assets are bound. To the best of its Knowledge, Emerald is not a party to any other Contract. To the knowledge of Emerald, and subject to the laws of bankruptcy, insolvency, general creditor's rights, and equitable principles, all Contracts to which Emerald is a party or by which its properties or assets are bound and which are material to its operations taken as a whole, are valid and enforceable in all material respects.

         5.13. Material Contract Defaults. To the Knowledge of Emerald, it is not in default in any material respect under the terms of any outstanding contract, agreement, promissory notes, license, lease, or other commitment which is material to the business, operations, assets, or condition of Emerald, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Emerald has not taken adequate steps to prevent such a default from occurring.

         5.14. Taxes and Tax Returns. All Tax Returns with respect to taxes based upon net income filed by Emerald since its inception are set forth in
Schedule 5.14 attached hereto. Emerald has filed all Tax Returns required to be filed by it and has paid and discharged all taxes shown as due thereon and has paid all taxes when due, other than such payments as are being contested in good faith by appropriate Proceedings and as to which sufficient reserves have been established. Neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the Knowledge of Emerald, has Threatened to assess against Emerald, any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. Emerald has not granted any waiver of any statute of limitations with respect to, or agreed to any extension of the period for the assessment of, any tax. Emerald has properly reported on Form 1099 all amounts paid to consultants and no consultant or other person to whom a payment has been made by Emerald should be classified as an employee under the IRC.

         All Tax Returns filed by Emerald are true, correct and complete in all material respects and accurately set forth all items to the extent required to be reflected or included in such returns by applicable law. Emerald is not a party to any tax sharing agreement.

         Emerald has not agreed, and is not required, to make any adjustments pursuant to Section 481(a) of the IRC or any similar provision of state or local law by reason of a change in accounting method initiated by it or any other relevant party. To the Knowledge of Emerald, the IRS has not proposed any such adjustment or change in accounting method. No application is pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or assets of Emerald.

                  5.16.1. The accruals and reserves for taxes reflected in the most recent balance sheet ("Emerald Balance Sheet") included in the Emerald Financial Statements are adequate to cover all taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with generally accepted accounting principles consistently applied. The term "tax" or "taxes" means federal state, local, foreign, and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties.

         5.15. No Subsidiaries. Emerald currently has no subsidiaries and does not own any capital stock, security, partnership interest, or other interest of any kind in any corporation, partnership, joint venture, association, or other entity. Emerald will, prior to the Effective Time, form Emerald Merger Sub as a wholly-owned subsidiary solely for the purpose of effecting the Merger. Neither Emerald nor Emerald Merger Sub will have any other subsidiaries either prior to, or at, the Effective Date.

         5.16. Cash Assets. Emerald's sole asset is cash. Emerald shall have net cash assets of not less than $2,500,000 at the Effective Time.

         5.17.  Intellectual Property.   Emerald has no intellectual properties.

         5.18. Real Property Leaseholds. Emerald has no leasehold properties or equipment and Emerald does not own any real property.

         5.19.  Accounts Receivables.  Emerald has no accounts receivable.

         5.20.  Inventory.  Emerald has no inventory.

         5.21.  Insurance.  Emerald maintains no insurance policies.

         5.22.  Environmental Matters.

                  5.22.1. Neither Emerald nor any predecessor of Emerald (i) has violated or is violation of any Environmental Law; (ii) has owned or leased properties (including but without limitation, soils and surface and ground waters) which are contaminated with any Hazardous Substance; (iii) is actually or potentially or, to the Knowledge of Emerald, allegedly liable for any off-site contamination; (iv) is actually or potentially or, to the Knowledge of Emerald, allegedly liable under any Environmental Law (including, without limitation, pending or threatened liens); (v) has failed to obtain all permits, licenses and other authorization required under any Environmental Law ("Environmental Permits"); or (vi) has failed to be in compliance with its Environmental permits.

                  5.22.2. To the Knowledge of Emerald, neither Emerald nor any of its predecessors, or their respective subsidiaries or joint ventures, have any material Environmental Liabilities, and none of such entities have had within the five (5) years preceding the date hereof a material release of Hazardous Substances into the environment in violation of any Environmental Law or Environmental Permit.

                  5.22.3. For the purposes of this Section 5.22, the following terms have the following meanings:

                  "Environmental Laws" shall mean any and all federal, state and local laws (including case law), regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to (i) human health, the environment or emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment; (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof; or
         (3) the pollution of the environment.

                  "Environmental Liabilities" shall mean all liabilities, whether vested or unvested, contingent or fixed, which (i) arise under or relate to Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Effective Time.

                  "Hazardous Substances" shall mean (1) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act; the Resources Conservation and Recovery Act; the Comprehensive Environmental Response, Compensation and Liability Act; the Clean Air Act; the Safe Drinking Water Act (Clean Water Act); the Atomic Energy Act; the Federal Insecticide, Fungicide, and Rodenticide Act; and the Substances Control Act; (2) petroleum and petroleum products including crude oil and any fractions thereof; (3) natural gas, synthetic gas, natural gas liquids and any mixtures thereof; (4) radon; (5) any other contaminant; and (6) any substance with respect to which a Governmental Authority requires environmental investigation, monitoring, reporting or remediation.

         5.23. Employees. Emerald has no employees and Emerald Merger Sub will have no employees.

         5.24. Certain Payments. Since its inception, neither Emerald nor any director, officer, agent, or employee of Emerald or any other Person associated with or acting for or on behalf of Emerald, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Emerald or any affiliate of Emerald, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of Emerald.

         5.25. Brokers. Except as disclosed in Schedule 5.25, Emerald has not incurred nor will it incur any brokerage, finder's, or similar fee in connection with the Merger or the transactions contemplated by this Agreement.

         5.26. Emerald Schedules. Within twenty (20) days from the date hereof, Emerald shall deliver to American Polymer the following schedules (collectively "Emerald Schedules") which consist of separate schedules dated as of the date of execution of this Agreement and instruments and data as of such date, all certified by the chief executive officer of Emerald as complete, true, and correct:

                  (a) a Schedule describing any and all options, warrants or other rights to purchase the securities of Emerald, together with copies of any documents relating thereto (Schedule 5.2);

                  (b) a Schedule containing complete and correct copies of the Certificate of Incorporation and Bylaws, as amended, of Emerald in effect as of the date of this Agreement and all Board of Director and shareholder minutes and resolutions adopted since its inception (Schedule 5.6);

                  (c) a Schedule including Emerald Financial Statements (Schedule 5.7);

                  (d) a Schedule of all liabilities (exceeding $10,000) included on the Emerald Financial Statements or arising thereafter. This Schedule shall be updated as of the Effective Date and such updated Schedule shall be delivered to American Polymer immediately prior to the Effective Time (Schedule 5.8);

                  (e) a Schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Emerald since the date of Emerald Financial Statements (Schedule 5.9);

                  (f) a Schedule containing copies of Emerald's SEC filings (Schedule 5.11);

                  (g) a Schedule containing a description of all material Contracts of Emerald (Schedule 5.12);

                  (h) a Schedule of all other documents, disclosures, or representations required to be disclosed by this Agreement or required to be disclosed in order to set forth all material facts regarding Emerald.

         5.27. Information. The information concerning Emerald and Emerald Merger Sub set forth in this Agreement and in the Emerald Schedules is complete and accurate in all material respects and does not contain any untrue statement of material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

         5.28. Additional Information Available. Emerald will make available to each Shareholder of American Polymer the opportunity to ask questions and receive answers concerning the acquisition of Emerald Common Stock in the Merger, and to obtain any additional information which Emerald possesses or can acquire without unreasonable effort or expense.


                                   ARTICLE VI
                            CONDUCT PRIOR TO CLOSING

         6.1. Conduct of Business. Prior to the Effective Date, American Polymer and Emerald shall conduct their respective businesses only in the ordinary course consistent with past practice.

         6.2. Additional Covenants by American Polymer and Emerald. Between the date hereof and the Effective Time, except as contemplated by this Agreement or in the Ordinary Course of Business or with the prior written consent of the other parties, which consent shall not unreasonably be withheld, neither Emerald nor American Polymer shall:

                  (a) make any change in its Articles of Incorporation or Bylaws;

                  (b) make any change in the authorized or issued shares except as contemplated by this Agreement;

                  (c) make any payment or distribution to shareholders (with respect to their stock) or purchase or redeem any shares of capital stock;

                  (d) except in the Ordinary Course of Business, mortgage, pledge, or subject to lien or encumbrance any of assets, tangible or intangible;

                  (e) except in the Ordinary Course of Business, cancel any debts or claims or waive any rights of value;

                  (f) except in the Ordinary Course of Business, incur any indebtedness or guarantees or enter into any commitment or make any material capital expenditures or investments;

                  (g) make any loan, accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to, any of its present or former officers or employees;

                  (h) make any material change in its method of management, operation, or accounting;

                  (i)  enter into any other material transactions;

                  (j) except in the Ordinary Course of Business, hire any Person as an employee;

                  (k) adopt any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

                  (l) grant or agree to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof;

                  (m) except in the Ordinary Course of Business, sell or transfer, or agree to sell or transfer, any of its assets, property, or rights or cancel or agree to cancel, any debts or claims;

                  (n) make or permit any amendment or termination (other than in accordance with its terms) of any material Contract, agreement, or license to which it is a party; or

                  (o) agree to do any of the foregoing.

         6.3. Access. During normal business hours, American Polymer shall give access to Emerald (and its auditors, counsel and other authorized representatives), and Emerald and Emerald Merger Sub agree to give access to American Polymer (and its auditors, counsel and other authorized representatives) to each of their premises and books and records, including minute books and stock transfer records, and (ii) all contracts, agreements and documents whether or not listed in the Schedules hereto; provided, however, that any such investigation shall not affect any of the representations and warranties hereunder or the right of any party hereto to rely thereon; and provided further, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of American Polymer and Emerald. In the event of termination of this Agreement for any reason Emerald, on the one hand, and American Polymer, on the other hand, will promptly return, or cause to be returned, to the other, all non-public documents obtained from the other party, and any copies of such documents.

         6.4. Confidentiality. American Polymer, Emerald and Emerald Merger Sub agree to keep confidential any information obtained pursuant to their respective inspections under this Agreement unless (i) such information is ascertainable from public sources or is or becomes public other than through the inspecting party or its representatives, or (ii) disclosure of such information is required by applicable securities or other laws. Moreover, in the event of the termination of this Agreement, American Polymer, Emerald Merger Sub and Emerald agree that it will not disclose, utilize or exploit to its advantage any information obtained from the other pursuant to its examinations under this Agreement, unless necessary to comply with applicable law or to enforce its rights hereunder.

         The parties agree that a Breach of the provisions of Section 6.4 of this Agreement could cause irreparable damage to the other parties. Consequently, each agrees that in the event of any breach of any provision of this Section 6.4 of this Agreement, a non-breaching party, at its option, in addition to any other remedies provided by law or otherwise, may apply to any court of competent jurisdiction for the entry of an immediate order to restrain or enjoin the breach of these provisions and to otherwise specifically enforce the provisions of Section 6.4 of this Agreement. Each party hereby expressly waives the claim or defense in any such action that the aggrieved party has an adequate remedy at law or in damages.

         6.5. Compliance with Blue Sky Law. The parties shall jointly take such action, make such filings and pay such filing fees as may be reasonably necessary to comply with all applicable federal and state blue sky laws, rules and regulations relating to the issuance of securities in the Merger.

         6.6. Disclosure Supplements, Etc. Emerald will promptly notify American Polymer of any material event or change in the business or operation of Emerald or any Emerald Subsidiary. From time to time prior to the Effective Time, Emerald will supplement or amend the Emerald Schedules with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement would have been required to be set forth or described in a Emerald Schedule or which is necessary to complete or correct any information in the Emerald Schedules or in any representation or warranty of Emerald which has been rendered inaccurate thereby. For purposes of Articles VII and VIII hereof no such supplement or amendment to the Emerald Schedules or additional schedules shall be given effect but such supplement, amendment or additional schedule shall be given effect for purposes of claims with respect to breaches of representations and warranties pursuant to Article IX of this Agreement.

                  American Polymer will promptly notify Emerald of any material event or change in the business or operation of American Polymer or any American Polymer Subsidiary. From time to time prior to the Effective Time, American Polymer will supplement or amend the American Polymer Schedules with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement would have been required to be set forth or described in an American Polymer Schedule or which is necessary to complete or correct any information in the American Polymer Schedules or in any representation or warranty of American Polymer which has been rendered inaccurate thereby. For purposes of Articles VII and VIII hereof no such supplement or amendment to the American Polymer Schedules or additional schedules shall be given effect but such supplement, amendment or additional schedule shall be given effect for purposes of claims with respect to breaches of representations and warranties pursuant to Article IX of this Agreement.

         6.7. Reasonable Efforts. Subject to the provisions hereof, the parties hereto shall use their reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing sentence, Emerald shall use its reasonable efforts to insure that the conditions set forth in Article VII hereof are satisfied insofar as such matters are within the control of Emerald and American Polymer will use their reasonable efforts to insure that the conditions set forth in Article IX hereof are satisfied, insofar as such matters are within their control.

         6.8. Public Announcements. Prior to the Effective Time, no announcement or disclosure of the Transaction will be made by any party without the consent of all other parties, which shall not be unreasonably withheld; provided that Emerald may make an announcement if, on the advice of counsel and after reasonable notice to American Polymer it is required to do so under relevant securities laws.


                                   Article VII
                         Conditions of American Polymer

          The obligation of American Polymer to consummate the Merger is subject to the fulfillment, by Emerald prior to or as of the Effective Time, of each of the following conditions, any of which may, at the sole option of American Polymer, be waived:

         7.1. Representations. The representations and warranties by or on behalf of Emerald and Emerald Merger Sub contained in this Agreement or in any certificate or documents delivered to American Polymer pursuant to the provisions hereof shall be true in all material respects at the Effective Time as though such representations and warranties were made at and as of such time.

         7.2. Compliance. Emerald shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Effective Time.

         7.3. No Material Adverse Change. There shall not have occurred (i) any material adverse change since March 31, 1998 in the business, Prospects, properties, results of operations or financial condition of Emerald and the Emerald Subsidiaries taken as a whole; or (ii) any loss or damage to any of the Prospects, properties of or assets of Emerald and the Emerald Subsidiaries taken as a whole which could reasonably be expected to materially adversely affect or impair their ability to conduct after the Transaction the business now being conducted by them.

     7.4. Certificate of Emerald and Emerald Merger Sub. Emerald shall have delivered to Shareholders, a certificate of Emerald, dated the Effective Time, and signed by its President to the effect that (i) each of the representations and warranties of Emerald contained herein is true in all material respects as of the Effective Time; and (ii) Emerald and Emerald Merger Sub have performed, in all material respects, all obligations and complied with all covenants required by this Agreement to be performed and complied with by them prior to the Effective Date.

         7.5 Resignation of Directors and Officers of Emerald. The current management of Emerald, except for Douglas P. Morris, shall resign as officers and directors of Emerald.

         7.6. Shareholder Approval. Emerald's shareholders shall have approved the Transaction.

         7.7. Absence of Litigation. There shall not be any material litigation, proceeding or governmental investigation pending, threatened or reasonably believed by American Polymer to be in prospect pertaining to Emerald, Emerald Merger Sub or the Merger.

         7.8. Good Standing. Emerald and Emerald Merger Sub will be in good standing in their respective states of incorporation respectively at the Effective Time and each shall deliver a Certificate of Good Standing to American Polymer at the Effective Time.

         7.9. Employment Agreements. Emerald shall, prior to the Effective Time, enter into an Employment Agreement with Michael N. Macris ("Macris") on mutually agreeable terms. Such Employment Agreement shall be in lieu of and shall supersede and replace in total, any and all written or oral employment agreements, understandings, relationships or course of dealing between American Polymer and relating to employment or shareholder distributions. Such Employment Agreement shall be for a term of five (5) years. Macris compensation will be set forth in the Employment Agreement. A copy of such Employment Agreement is attached hereto as Exhibit D.

         7.10. Reverse Split. Emerald shall have effected a 1-for-10 reverse split of its issued and outstanding shares of common stock and have made similar adjustments in the number of shares issuable upon the exercise of outstanding options or warrants to purchase shares of Emerald common stock and the purchase price thereof (See Schedule 5.2).

         7.11. Private Placement. The Private Placement shall have been completed and a minimum of $3,000,000 in gross offering proceeds shall have been raised. The general terms of the Private Placement are described in Exhibit "E" attached hereto.

         7.12. Financial Statements. The closing of the Merger is conditioned upon the availability, at the Effective Time, of such audited and other financial statements as are required to be included in a Form 8-K required to be filed by Emerald in connection with the Merger.

                                  Article VIII
                              Conditions of Emerald

          The obligation of Emerald and Emerald Merger Sub to consummate the Merger is subject to the fulfillment, by American Polymer, prior to or as of the Effective Time, of each of the following conditions, any of which may, at the sole option of Emerald, be waived:

         8.1. Representations. The representations and warranties by or on behalf of American Polymer contained in this Agreement or in any certificate or documents delivered pursuant to the provisions hereof shall be true in all material respects at the Effective Time as though such representations and warranties were made at and as of such time.

         8.2. Compliance. American Polymer shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing at the Effective Time.

         8.3. No Material Adverse Change. There shall not have occurred (i) any material adverse change since March 31, 1998 in the business, properties, results of operations or financial condition of American Polymer; or (ii) any loss or damage to any of the properties of or assets of American Polymer which will materially affect or impair its ability to conduct after the Merger the business now being conducted by it.

         8.4. Private Placement. The Private Placement shall have been completed and a minimum of $3,000,000 in gross offering proceeds shall have been raised.

         8.5. Key Man Life Insurance. As a condition to the Merger, Emerald must obtain a $2,000,000 key man life insurance policy on the life of Michael N. Macris to the Effective Time, with Emerald as the named beneficiary of such life insurance policy

         8.6. Directors and Officers of Emerald; Morris Consulting Agreement. As a condition to the Merger, the current management of Emerald, except for Douglas
P. Morris, shall resign as officers and directors of Emerald and the designees of American Polymer shall be elected as directors by Emerald's shareholders and appointed as officers of Emerald by the newly elected directors of Emerald. Douglas P. Morris shall remain as a director of Emerald and shall be appointed its Vice President of Capital Markets. Emerald and Morris shall enter into a one year Consulting Agreement in the form attached hereto as Exhibit "F".

         8.7. Certificate of American Polymer. American Polymer shall have delivered to Emerald a certificate of American Polymer, dated the Effective Time, and signed by the President and Secretary of American Polymer to the effect that (i) each of the representations and warranties of American Polymer contained herein and in American Polymer Schedules is true and the information set forth in American Polymer Schedules is accurate and complete in accordance with the terms thereof as of the Effective Time; and (ii) American Polymer has performed all obligations and complied with all covenants required by this Agreement to be performed and complied with by it prior to the Effective Date.

         8.8. Shareholders' Approval. The shareholders of American Polymer shall have approved the Merger contemplated by this Agreement by the requisite vote and pursuant to the Utah Statute, and American Polymer shall have furnished Emerald (i) a certified copy of the resolution or resolutions duly adopted by the Board of Directors of American Polymer and (ii) a certified copy of the resolution or resolutions duly adopted by the shareholders of American Polymer entitled to vote thereon approving this Agreement and the Merger.

         8.9. Limited Assertion of Dissenters' Rights. The Transaction is condition upon dissenter's rights being asserted or claimed by American Polymer shareholders shall not relate to more than 5% of the total shares of American Polymer issued and outstanding.

         8.10 Absence of Litigation. There shall not be any litigation, proceeding or governmental investigation pending, threatened or reasonably believed by Emerald to be in prospect pertaining to American Polymer or the Merger except as disclosed in the American Polymer Schedules or in this Agreement.

         8.11. Good Standing. American Polymer will be in good standing in the State of Utah at the Effective Time and shall deliver a Certificate of Good Standing to Emerald at the Effective Time.

         8.12. Financial Statements. The closing of the Merger is conditioned upon the availability, at the Effective Time, of such audited and other financial statements as are required to be included in a Form 8-K required to be filed by Emerald in connection with the Merger.

         8.13. Non-Public Offering. The issuance of Emerald shares to the American Polymer Shareholders will not be registered but will be effected only if it can come withing the Section 4(2) of the Securities Act of 1933, as non-public offering and under applicable state securities non-public offering exemptions.

                                   Article IX
               Indemnification, Survival, Termination And Expenses

         9.1. Nature and Survival of Representations. All representations, warranties, and covenants made by any party to this Agreement shall survive the Effective Time for two (2) years except for provisions which by their very terms are not to be fully performed for a longer period of time, and those covenants shall survive the Effective Time until fully performed. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties, and covenants and agreements contained in this Agreement and not upon any investigation which it might have made or any representations, warrants, agreement, promise, or information, written or oral, made by another party or another Person other than as specifically set forth herein.

         9.2. Indemnification. Within the period provided in paragraph 9.1 and in accordance with the terms of that paragraph, each party to this Agreement shall indemnify and hold harmless each other party at all times after the date of this Agreement against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses which exceed, in the aggregate, $25,000 exclusive of attorney's fees incident to any of the foregoing, resulting from any misrepresentations, breach of covenant or warranty, or nonfulfillment of any agreement on the part of such party under this Agreement or from any misrepresentation in or omission from any certificate furnished or to be furnished to a party hereunder. Subject to such $25,000 limitation, and the terms of this Agreement, the defaulting party shall reimburse the other party or parties on demand, for any reasonable payment made by said parties at any time after the Closing, in respect of any liability or claim to which the foregoing indemnity relates, if such payment is made after reasonable notice to the other party to defend or satisfy the same and such party failed to defend or satisfy the same. No liability shall arise against a party hereof regarding a settlement of any claim unless such settlement was previously approved by such party.

                  9.2.1. Limitations on Amount--Emerald and American Polymer. The maximum amount Emerald or American Polymer shall be required to pay hereunder for any breach of a representations or warranty, shall be Two Hundred Thousand Dollars ($200,000.00). However, this limitation will not apply to any breach of any of either Emerald's or American Polymer's representations or warranties of which such party had Knowledge at the time of Closing or any intentional breach by such party of any covenant or obligation, and Emerald or American Polymer, as the case may be, shall be liable for all damages with respect to such breaches.

                  9.2.2. Exceptions to Limitation of American Polymer and Emerald Liability. The liability limit of $200,000 agreed to in Section 9.2.1 above shall be increased to $300,000 with respect to, and only to the extent of, Damages resulting from breaches of representations and warranties by a Person if such Person had actual knowledge at the time of Closing (rather than
"Knowledge") that such representations and warranties were false. Notwithstanding anything else contained herein to the contrary such limit of $300,000 shall not be applicable to Damages resulting from breaches of representations and warranties which constitute fraud as defined at common law (but with a standard of actual knowledge at the time of Closing).

         9.3. Adjustment in Emerald Common Stock. In lieu of the indemnification provided for in Section 9.2 above, if aggregate losses or damages exceed the $25,000 limitation agreed to therein, the number of shares of Emerald Common Stock issued to the shareholders of American Polymer at the Effective Time shall be adjusted pursuant to this Section 9.3.

                  9.3.1 If, as a result of a Breach by Emerald, the aggregate losses or damages to the American Polymer Shareholders exceed $25,000, Emerald shall issue additional shares of Emerald Common Stock to the American Polymer Shareholders on a pro rata basis in an amount equal to 125 % of such loss or damages. Shares issued to the Shareholders of American Polymer pursuant to this
Section 9.3.1 shall be valued at the price of $2.00 per share.

                  9.3.2 If, as a result of a Breach by American Polymer, the aggregate losses or damages to Emerald exceed $25,000, Emerald shall, on a pro rata basis, cancel shares of the Emerald Common Stock which were issued to those persons who were shareholders of American Polymer on the date of this Agreement. The number of shares to be canceled hereunder shall be valued at $2.00 per share and shall equal 125% of such loss or damages.

                  9.3.3. The amount of loss or damages which are to be off set by the cancellation or issuance of additional shares of Emerald Common Stock pursuant to this Section 9.3 shall be determined by the independent certifying accountants of Emerald or by any other independent accountant or professional selected by the Emerald Board of Directors who is engaged in the business of valuating businesses or losses to businesses.

         9.4.     Arbitration.

                  9.4.1. All disputes arising out of this and any other controversy, claim or dispute arising out of or relating to this Agreement or the breach, termination, enforceability or validity hereof, including the determination of the scope or applicability of the Agreement to arbitrate set forth in this Agreement shall be submitted to binding arbitration under this
Section 9.4 upon the written demand of Emerald or American Polymer.

                  9.4.2. American Polymer and Emerald (the "Arbitrating Parties") shall each select one qualified arbitrator within 10 days of the date of the demand for arbitration. The arbitration shall be governed by the American Arbitration Association (the "AAA") under its commercial Arbitration Rules and its Supplementary Procedures for Large, Complex Disputes, provided that persons eligible to be selected as arbitrators shall be limited to attorneys-at-law who
(a) are on the AAA's Large, Complex Case Panel or a Center for Public Resources ("CPR") Panel of Distinguished Neutrals, or who have professional credentials similar to the attorneys listed on such AAA and CPR Panels, and (b) who have practiced law for at least 10 years as an attorney specializing in either general commercial litigation or general corporate and commercial matters. The two arbitrators so chosen shall select a neutral arbitrator who shall reside in (or be employed within) the State of Utah. If the named arbitrators cannot agree on a neutral arbitrator, the arbitrators shall make application to the AAA Office in the State of Utah with a copy to the Arbitrating Parties, requesting that the AAA select and appoint the third arbitrator, who shall not reside or work in the State of Utah. This selection shall be final and binding. Immediately upon appointment of the third arbitrator, the arbitrating parties shall present in writing to the panel of three arbitrators (with a copy to the other) their statement of the issues in dispute. Any questions of whether a dispute should be arbitrated under this Section shall be decided by the arbitrators. In the event of conflict between the provisions of this Agreement and the provisions of the commercial arbitration rules of the AAA, the provisions of this Agreement shall prevail.

                  The arbitrators, as soon as possible, shall meet in Salt Lake City, at a time and place reasonably convenient for the participants, after giving each of the Arbitrating Parties at least 10 days' notice. The failure of an Arbitrating Party to appear at a hearing shall not operate as a default, and the attendance of all arbitrators shall not be required at all hearings. Actions of the arbitrators shall be by majority vote. After the hearing, the Arbitrating Parties in regard to the matter in dispute, taking such evidence and making such other investigation as justice requires and as the arbitrators deem necessary, they shall decide the issues submitted to them as promptly as possible and serve a written and signed copy of the award upon each of the Arbitrating Parties. To assure the Arbitrating Parties that disputes and controversies will be resolved expeditiously, the final arbitration hearing will occur within 60 days after the arbitration is initiated and there will be limited discovery (including no more than two depositions per party) prior to the arbitration hearing. If the participants in the arbitration settle the dispute in the course of the arbitration, such settlement shall be approved by the arbitrators on request any of the Arbitrating Parties and become the award.

                  9.4.3. No provision of, nor the exercise of any rights under, this Section 9.4, shall limit the right of any party to request and obtain from a court of competent jurisdiction in the State of Utah (which shall have exclusive jurisdiction for purposes of this Agreement before, during or after the pendency of any arbitration) provisional or ancillary remedies and relief including, but not limited to, injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies shall not constitute a waiver of the right of any party, even if it is the plaintiff, to submit the dispute to arbitration if such party would otherwise have such right. Each of the parties hereby submits unconditionally to the exclusive jurisdiction of the state and federal courts located in the State of Utah for purposes of this provision, waives objection to the venue of any proceeding in any such court or that any such court provides an inconvenient forum and consents to the service of process upon it in connection with any proceeding instituted under this Section 9.4 in the same manner as provided for the giving of notice hereunder.

                  9.4.4. Judgment upon the award rendered may be entered in any court having jurisdiction. The Arbitrating Parties hereby expressly consent to the nonexclusive jurisdiction of the state and federal courts situated in the State of Utah for this purpose and waive objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

                  9.4.5. Each of the parties shall, subject to the award of the arbitrators, pay an equal share of the arbitrators' fees except the arbitrators shall have the power to award recovery of all costs (including attorneys' fees, administrative fees, arbitrators' fees and court costs) to the prevailing party, as determined by the arbitrators.

        9.5. Exclusive Remedies. The indemnification provisions set forth in this Article 9 are the sole and exclusive remedies that any party may have for breach of any representation, warranty or covenant.

        9.6. Termination. This agreement may be terminated at any time prior to the Effective Time:

         (a)  by the mutual consent of American Polymer and Emerald;

         (b) by American Polymer or Emerald if the Effective Time has not occurred by July 31, 1998, or such other date, if any, as the parties may agree to in writing; and

         (c) by American Polymer, or Emerald if any other party refuses or fails to perform any covenant or agreement required to be performed by it under this Agreement or if any representation or warranty of any other party proves to have been inaccurate or misleading in any material respect at the time it was made or at the Effective Time and the other party refuses or fails after notice to correct or make not misleading any such misrepresentation or warranty.

         (d) by Emerald for any reason within twenty (20) days after it has received all of the American Polymer Schedules.

         (e) by American Polymer for any reason within twenty (20) days after it has received all of the Emerald Schedules.

        9.7. Effect of Termination. If this Agreement is terminated as permitted by Section 9.6. of this Agreement, such termination will be without liability of any party (or any shareholder, director, officer, employee, agent, consultant, or representative of such party) to the other parties to this Agreement; provided, that if such termination results from the failure of a party to use its or his best efforts to fulfill a condition to the performance of the obligations of the other parties or to perform a covenant of this Agreement or from a breach by any party to this Agreement, such party will be fully liable up to a maximum of $5,000 for any and all damages, costs, and expenses (including, but not limited to, reasonable counsel fees) sustained or incurred by the other parties as a result of such failure or Breach.

         9.7.1. If the Private Placement does not close because American Polymer chooses not to close or is unable to close, or if its financial position or other condition is adversely affected prior to the Effective Time and as a result Emerald chooses not to close, then in such event, American Polymer shall pay all of its costs and expenses which are related to the Private Placement and Emerald shall not be responsible for any of such costs and expenses.


                                    Article X
                                  Miscellaneous

        10.1. Notices. Any notice provided for by this Agreement and any other notice, demand, or communication that any party may wish to send another will be in writing and either delivered in Person, transmitted by telecopier with receipt appropriately confirmed, or sent by registered or certified United States mail, first class postage prepaid, return receipt requested, in a properly sealed envelope, and addressed as follows:

        Emerald
        -----------------------------
        Douglas P. Morris
        515 Red Cypress Road
        Cary, IL 60013

        American Polymer
        -----------------------------
        Michael N. Macris
        9176 South 300 West, Suite 4
        Sandy, UT 84070

        The parties to this Agreement may change their addresses for notice by notice given in the manner provided above. Any notice, demand, or other communication will be deemed given and effective as of the date of delivery in Person or upon receipt as set forth on the return receipt. The inability to deliver because of changed address of which no notice was given or the rejection or other refusal to accept any notice, demand, or other communication, will be deemed to be the receipt of the notice, demand, or other communication as of the date of such inability to deliver or the rejection or refusal to accept.

        10.2. Entire Agreement. This Agreement, together with all schedules and exhibits attached to this Agreement or referenced herein, constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the parties, including but not limited to the Letter of Intent heretofore entered into by the parties and there are no warranties, representations, or other agreements between the parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and the Schedules and attachments hereto

        10.3. Effect; Assignment. This Agreement and all of the provisions of this Agreement will be binding and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns, but, except as expressly provided in this Agreement, neither this Agreement nor any of the rights, interests, or obligations under this Agreement will be assigned by operation of law or otherwise, by any party to this Agreement without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties to this Agreement and their respective successors and permitted assigns, any rights, remedies, or obligations under or by reason of this Agreement.

        10.4. Amendments; Waivers. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all parties to this Agreement. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision of this Agreement (regardless of whether similar), nor will any such waiver constitute a continuing waiver unless otherwise expressly provided.

        10.5. Further Assurances. At any time and from time to time, after the Effective Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

        10.6. Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        10.7. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        10.8. Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

        10.9. Governing Law. This Agreement shall be governed for all purposes by the laws of the State of Utah applicable to agreements executed and to be wholly-performed in the State of Utah.

        10.10. Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Utah, County of Salt Lake, or, if it has or can acquire jurisdiction, in the United States District Court

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



for the Central District of Utah, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

        10.11. Legal Fees and Expenses. The prevailing party in any proceeding brought to enforce or interpret any provision of this Agreement shall be entitled to recover its reasonable attorney's fees, costs and disbursements incurred in connection with such proceeding, including, but not limited to the costs of experts, accountants and consultants and all other costs and services reasonably related to the proceeding, including those incurred in any bankruptcy or appeal, from the non-prevailing party or parties.

        10.12. Schedules, Exhibits and Amendments. Disclosure in any Schedule of any allegations with respect to any alleged failure to perform, or breach or default of a contractual or other duty or obligation shall not be deemed an admission to any party other than a party hereto that such has in fact occurred, but shall be effective for the purposes for which such Schedule is intended as if such had in fact occurred.

                  10.12.1. Descriptions of agreements, instruments and other matters herein not required by the Agreement to be included herein are provided for reference only and are not intended to be complete and are not represented as such and each party is hereby referred to the actual agreement or instrument for a description thereof. References to the agreements and instruments herein include the Schedules, Exhibits and amendments thereto.

                  10.12.2. Headings have been inserted in the Schedules for convenience of reference only and shall to no extent have the effect of amending or changing the express description of the materials to be disclosed thereon as set forth in the Agreements or other information contained in such Schedules.

        IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                       EMERALD CAPITAL INVESTMENTS, INC,
                                       a Delaware corporation


Dated: May 7, 1998                     By: /s/ Douglas P. Morris
                                          -------------------------------
                                           Douglas P. Morris, Secretary



                                       AMERICAN POLYMER, INC.,
                                       a Utah corporation


Dated: May 7, 1998                     By: /s/ Michael N. Macris
                                          ------------------------------
                                           Michael N. Macris, President




                                       44